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                                                                  EXHIBIT 10.21B

                    [Abbott Diagnostics Division Letterhead]



December 22, 1997

Mark Samuels
President & CEO
SpectRx, Inc.


Dear Mark:

This letter serves three purposes with respect to the ongoing Abbott/SpectRx research program for the extraction of interstitial fluid for glucose monitoring: summarizes our mutual understanding of the current state of the feasibility phase, outlines the key next steps the parties will take and serves to amend certain terms (the "Amendment") of our Research & Development and License agreement dated October 10, 1996 (the "Agreement").

1. The state of the feasibility phase at this time is best summarized as follows:

        A. SpectRx has made progress in the [ * ] extraction of [ * ] of interstitial fluid, [ * ] in the
               Agreement.

        B. The Research Program has made progress in the extraction of interstitial fluid by using [ * ] (the "Current Technology").

        C. The Current Technology [ * ] at this time and [ * ] to understand the best [ * ] of technology options and whether this [ * ] provides acceptable performance, both from a technical and user acceptability perspective, while meeting
               [ * ] for a possible commercial product (the "Optimization").

        D. SpectRx has [ * ] in an effort to [ * ] as described in the Agreement and will [ * ].

2. The parties acknowledge the Research Program is not complete and to best deal with the current situation, they will proceed in the following manner and accordingly, the Agreement shall be amended as follows:

        A. As part of the Optimization, user studies will be performed to 1) get additional interstitial fluid extraction performance data on the various technology permutations of the Current Technology, and 2) understand the user acceptance of the Current Technology alternatives from a [ * ] over current finger stick technology. These studies, as well as additional steps necessary to complete the Optimization including research, drafting protocols, internal studies, additional clinicals, focus panels and resource assignments [ * ]

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               [ * ]  will be decided on and executed under the direction of
               Abbott with input from SpectRx. In addition, ongoing [ * ] will be completed by [ * ] [ * ] and sections of the [ * ] considered appropriate by Abbott will be shared with SpectRx.
               [ * ]

        B. [ * ] of the Optimization, [ * ] the parties may decide to re-direct the Research Program, as defined in the Agreement, based on the results of the Optimization. If a re-direction is mutually agreed to, the parties will negotiate in good faith to restructure the Research Program Plan, milestones and other terms of the Agreement which must be re-structured as necessitated by the revised Research Program Plan, and all terms necessary for any new business relationship desired by the parties. Notwithstanding the foregoing, in no event will the total funds for the research milestones, the total project milestones or royalties be increased and there will be no payment due from Abbott for the restructuring itself.

3. In recognition of the progress SpectRx has made in the [ * ] extraction of [ * ] of interstitial fluid, the parties agree:

        A. Abbott will make a one time $500,000 progress payment to SpectRx within fifteen (15) days of execution of this Amendment. This payment is not a Research Program milestone payment under the Agreement and this payment is not to be construed as evidencing achievement of any milestone under the Agreement.

        B.     [ * ].

        C. The provisions of this Amendment are hereby made a part of the Agreement; any conflict between the provisions of this Amendment and the Agreement shall be resolved in favor of the provisions of this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the same meanings as given to them in the Agreement. Except as specifically set forth in this Amendment, nothing herein shall be construed as a modification or waiver by Abbott or SpectRx of any rights or remedies that Abbott or SpectRx may have under the Agreement, including without limitation, any rights to terminate the Agreement.

Please countersign and return one copy of this letter as confirmation of SpectRx's agreement to all statements and amended terms herein.

Sincerely,                                         Agreed and accepted,


    /s/ JIM KOZIARZ                                     /s/ MARK A. SAMUELS
-------------------------------                    -----------------------------
Jim Koziarz                                        Mark Samuels
Corporate Vice President                           President & CEO
Diagnostics Products R&D                           SpectRx, Inc.
Abbott Laboratories

       12/23/97                                            12/25/97
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Date                                               Date

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[ * ] Certain information of this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.